Exhibit 5.1

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

September 19, 2022

The Board of Directors

Greenidge Generation Holdings Inc.

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

Greenidge Generation Holdings Inc.

Ladies and Gentlemen:

We have acted as counsel to Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering by the Company from time to time of up to $100,000,000 aggregate amount of the shares of class A common stock, par value $0.0001 per share, of the Company (the “Shelf Securities”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) covering the Shelf Securities and (ii) a sales agreement prospectus supplement (the “Sales Agreement Prospectus Supplement”), covering the offering from time to time, pursuant to Rule 415 under the Securities Act, by the Company of $22,800,000 of shares of its class A common stock, par value $0.0001 per share, that may be issued and sold pursuant to the At Market Issuance Sales Agreement dated as of September 19, 2022, among the Company, B. Riley Securities, Inc. and Northland Securities, Inc. (the “Sales Agreement”, and such shares the “Sales Agreement Shares” and the Sales Agreement Shares, together with the Shelf Securities, the “Securities”). The Base Prospectus provides that the Shelf Securities may be offered in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

(a)	The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof (the “Governing Documents”);

(b)	The Sales Agreement;

(c)	The Registration Statement;

(d)	The Base Prospectus;

(e)	The Sales Agreement Prospectus Supplement; and

(f)

Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Opinion Documents, we have assumed:

(a)	The genuineness of all signatures;

(b)	The authenticity of the originals of the documents submitted to us;

(c)	The conformity to authentic originals of any documents submitted to us as copies; and

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents, and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.

The Shelf Securities have been duly authorized by the Company and when issued and delivered against payment therefor as provided in the Registration Statement, the Base Prospectus and the related Prospectus Supplement, will be validly issued, fully paid and non-assessable.

2.

The Sales Agreement Shares have been duly authorized for issuance by the Company and, when issued and sold in accordance with the Registration Statement and the final Prospectus Supplement relating to such Sales Agreement Shares and delivered to the purchaser or purchasers thereof against payment therefor in accordance with the terms of the Sales Agreement, the Sales Agreement Shares will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Base Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP